Exhibit 10.3

AMENDMENT NUMBER TWO TO

LOAN AND SECURITY AGREEMENT

This Amendment Number Two to Loan and Security Agreement (this “Amendment”), dated as of November 9, 2010, is entered into among SPANSION INC., a Delaware corporation (“Parent”), SPANSION LLC, a Delaware limited liability company (“Spansion”) and certain of Spansion’s subsidiaries party hereto (such subsidiaries together with Spansion, individually, a “Borrower” and, collectively, the “Borrowers”), each of the lenders set forth on the signature pages hereof (collectively, the “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent, as Sole Lead Arranger, as Sole Bookrunner, and as agent for the Lenders (in such capacity, “Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

R E C I T A L S

WHEREAS, Borrowers, Agent, and the Lenders previously entered into that certain Loan and Security Agreement, dated as of May 10, 2010 (as amended, restated, amended and restated, supplemented, extended or otherwise modified in writing from time to time, the “Agreement”); and

WHEREAS, Borrowers, Agent, and the Lenders desire to amend, in certain respects, the Agreement, and provide the consent set forth in this Amendment. Accordingly the parties hereto hereby agree as follows:

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Amendments to the Agreement. Agent, the Required Lenders, and Borrowers agree that the Agreement is hereby amended as of the Amendment Number Two Effective Date (as defined in Section 3) as follows

A. The following definitions set forth in Section 1.1 of the Agreement are deleted in their entirety and replaced with the following:

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b); (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above; and (f) in the case of a foreign Subsidiary, substantially similar investments to those referred in clauses (a) through (e) above, of comparable credit quality (taking into account the jurisdictions where such foreign Subsidiary is in business), denominated in the currency of any jurisdiction in which such Person conducts business.

Dominion/Covenant Trigger Event: at any time that (a) an Event of Default has occurred as of such date, (b) as determined by Agent pursuant to current information available to Agent from Agent’s systems or as provided by Borrowers (which information Agent has reviewed and approved), the sum of Availability plus Qualified Cash is less than $60,000,000 as of such date, or (c) as determined by Agent pursuant to current information available to Agent from Agent’s systems or as provided by Borrowers (which information Agent has reviewed and approved), the aggregate outstanding Revolver Loans are in excess of $500,000 and Availability is less than $30,000,000 as of such date.

Reporting Trigger Event: at any time that (a) an Event of Default has occurred as of such date, (b) as determined by Agent pursuant to current information available to Agent from Agent’s systems or as provided by Borrowers (which information Agent has reviewed and approved), the sum of Availability plus Qualified Cash is less than $80,000,000 as of such date, or (c) as determined by Agent pursuant to current information available to Agent from Agent’s systems or as provided by Borrowers (which information Agent has reviewed and approved), the aggregate outstanding Revolver Loans are in excess of $500,000 and Availability is less than $30,000,000 as of such date.

B. The following definitions are hereby added to Section 1.1 of the Agreement in the appropriate alphabetical order:

Amendment Number Two: that certain Amendment Number Two to Loan and Security Agreement dated as of November 4, 2010.

Amendment Number Two Effective Date: the date as of which Amendment Number Two shall become effective pursuant to Section 3 thereof.

Available Amount: the sum of the aggregate cumulative amount, not less than zero, of (a) Excess Cash Flow for all full fiscal years ending after the Amendment Number Two Effective Date that is not required to be applied to the prepayment of the Loans pursuant to Section 2.03(b)(i) of the Term Loan Agreement, plus (b) the Net Proceeds received after the Amendment Number Two Effective Date from the issuance and sale of Capital Stock (other than Disqualified Capital Stock) or the fair market value of any assets or property contributed to Borrowers, minus (c) the sum of the aggregate amount of (i) Investments made after the Amendment Number Two Effective Date using the Available Amount pursuant to Section 7.03(k)(ii) of the Term Loan Agreement and (ii) Restricted Payments made after the Amendment Number Two Effective Date using the Available Amount pursuant to Section 7.06(l)(ii) of the Term Loan Agreement.

Consolidated Total Assets: of any Person as of any date means, the consolidated total assets of such Person and its subsidiaries prepared as of such date in accordance with GAAP.

Excess Cash Flow: has the meaning given thereto in the Term Loan Agreement as of Amendment Number Two Effective Date.

Japanese Restructuring: the changing of the Japanese Receivables Subsidiary from a Japanese Subsidiary of Spansion to a new Domestic Subsidiary of Spansion and the use of a new Subsidiary for materials procurement purposes and the transactions related to the foregoing.

Japanese Receivables Credit Facility: a credit facility entered into by the Japanese Receivables Subsidiary; provided, that such facility (i) shall not be secured (except that such facility may be secured by receivables and the proceeds thereof of the Japanese Receivables Subsidiary or may have a negative pledge on such receivables), (ii) shall not exceed $50,000,000 in the aggregate at any one time outstanding, (iii) shall not have any obligors other than the Japanese Receivables Subsidiary, and (iv) shall have terms that are otherwise customary for facilities of such type.

Japanese Receivables Subsidiary: the Subsidiary of Spansion at any time holding all or substantially all of the accounts receivable owed by customers of Spansion and its Subsidiaries from account debtors located in Japan.

Restricted Payment: any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of any Person or any of its subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Capital Stock, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment, but not including interest payments on any convertible debt before conversion occurs.

Senior Notes: those certain 7.875% Senior Notes due 2017 issued under the Senior Notes Indenture.

Senior Notes Indenture: that certain Indenture entered into by Spansion in connection with the issuance of the Senior Notes, together with all instruments and other agreements entered into by Spansion in connection therewith.

C. The definition of “Permitted Asset Disposition” set forth in Section 1.1 of the Agreement is amended by deleting clause (g) thereof in its entirety and replacing it with the following:

(g) dispositions of assets (other than accounts receivable) by any Borrower and its Subsidiaries not otherwise permitted; provided, that (x) dispositions of rights and interests in Intellectual Property shall not exceed $250,000,000 in the aggregate, (y) dispositions other than that of rights and interests in Intellectual Property and dispositions covered by clause (z) below shall not exceed the greater of $100,000,000 and 10% of Consolidated Total Assets of the Borrowers, and (z) dispositions of probe cards and other assets to partners, suppliers or subcontractors in connection with the provision of services or products to Borrowers or the Subsidiaries in the ordinary course of business shall be permitted in an aggregate amount not to exceed $10,000,000 at any time; provided, further, that (i) at the time of any disposition under this clause (g), no Default or Event of Default shall exist or would result from such disposition and (ii) in the case of dispositions pursuant to clause (y), at least 75% of the purchase price for such asset shall be paid to such Borrower or such Subsidiary solely in cash;

D. Section 9.1.15 of the Agreement is hereby amended by adding the following after “Plan of Reorganization” in the second sentence thereof: “, Restrictive Agreements permitted under Section 10.2.14”.

E. Section 10.2.1(k) of the Agreement is hereby deleted in its entirety and replaced with the following:

(k) Debt of any Subsidiary that is not an Obligor owing to an Obligor that is otherwise permitted hereunder;

F. Section 10.2.1(o) of the Agreement is hereby deleted in its entirety and replaced with the following:

(o) Debt incurred by the Japanese Receivables Subsidiary pursuant to a Japanese Receivables Credit Facility;

G. Section 10.2.1(p) of the Agreement is hereby amended by deleting the “and” at the end thereof.

H. Section 10.2.1(q) of the Agreement is hereby deleted in its entirety and replaced with the following:

(q) unsecured Debt incurred under the Senior Notes in an aggregate principal amount of up to $200,000,000 and any refinancings, refundings, renewals or extensions thereof or amendments thereto (it being understood that any such refinancing, refunding, renewal or extension shall be unsecured); provided, that (i) the amount of such Debt is not increased at the time of such refinancing, refunding, renewal, extension or amendment except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, (ii) the direct or any contingent obligor with respect thereto is not changed as a result of or in connection with such refinancing, refunding, renewal, extension or amendment, (iii) the terms relating to principal amount, amortization, maturity, subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewal or extension or amendment of such Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Obligors or the Lenders than the terms of any agreement or instrument governing the Debt being refinanced, refunded, renewed, extended or amended and (iv) the interest rate applicable to any such refinanced, refunded, renewed, extended or amended Debt does not exceed the then applicable market interest rate; and

I. Section 10.2.1(r) is hereby added to the Agreement as follows:

(r) Debt of Borrowers or any Subsidiary not otherwise permitted under this Section 10.2.1 to the extent that immediately before and immediately after giving pro forma effect to any such Debt, (i) no Default or Event of Default shall have occurred and be continuing and (ii) Parent and the Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 10.3, such compliance to be determined on the basis of the financial information most recently delivered to the Agent and the Lenders pursuant to Sections 10.1.2(a), (b), and (c) as though such Debt had been incurred as of the first day of the fiscal period covered thereby.

J. Section 10.2.2(l) of the Agreement is hereby deleted in its entirety and replaced with the following:

(l) Liens securing Debt permitted under (i) Section 10.2.1(o), but only to the extent that such Liens attach only to the receivables of Japanese Receivables Subsidiary and proceeds thereof, and (ii) Section 10.2.1(l);

K. Sections 10.2.4(j) and (k) of the Agreement are hereby amended by deleting the “and” at the end of clause (j) thereof and by deleting the “.” at the end of clause (k) and replacing it with “; and”.

L. Section 10.2.4(l) is hereby added to the Agreement as follows:

(l) Distributions by Borrowers and the Subsidiaries not otherwise permitted under Section 10.2.4 not to exceed (i) 25,000,000, plus (ii) so long as no Default or Event of Default shall have occurred and be continuing at the time thereof or would result therefrom, additional Distributions up to the Available Amount.

M. Section 10.2.5(e) of the Agreement is hereby deleted in its entirety and replaced with the following:

(e) Investments by Obligors in joint ventures or Subsidiaries that are not Borrowers in an amount (or value) not to exceed $40,000,000 in the aggregate at any time;

N. Section 10.2.5(k)(iv) of the Agreement is hereby deleted in its entirety and replaced with the following:

(iv) [Intentionally Omitted.]

O. Section 10.2.5(k)(v) of the Agreement is hereby deleted in its entirety and replaced with the following:

(v)(A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing, (B) immediately after giving effect to such purchase or other acquisition, Parent shall be in pro forma compliance with the covenant set forth in Section 10.3, such compliance to be determined on the basis of the financial information most recently delivered to Agent and Lenders pursuant to Sections 10.1.2(a), 10.1.2(b), and 10.1.2(c) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby, and (C) for the 3 Business Days immediately before and 30 days immediately after giving effect to such purchase or other acquisition, the aggregate outstanding Revolver Loans shall not exceed $500,000;

P. Section 10.2.5(l) is hereby added to the Agreement as follows:

(l) Investments not otherwise permitted under Section 10.2.5 not to exceed (i) $25,000,000 at any time outstanding, plus (ii) so long as no Default or Event of Default shall have occurred and be continuing at the time thereof or would result therefrom, additional Investments up to the Available Amount.

Q. Section 10.2.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

10.2.6 Disposition of Assets. Make any Asset Disposition, except a Permitted Asset Disposition, a disposition of Equipment under Section 8.4.2, or a transfer of Property by a Subsidiary or Obligor to any Obligor.

R. Section 10.2.9 of the Agreement is hereby amended by deleting the introductory paragraph in its entirety and replacing it with the following:

10.2.9 Fundamental Changes. (i) Without 30 days prior written notice to Agent, change its name or conduct business under any fictitious name, change its tax, charter or other organizational identification number, or change its form or state of organization; or (ii) merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except:

S. Section 10.2.17 of the Agreement is hereby deleted in its entirety and replaced with the following:

10.2.17 Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.7; (c) payment of customary directors’ fees and indemnities; (d) transactions solely among Obligors; (e) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Schedule 10.2.17; (f) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate; and (g) the Japanese Restructuring.

Section 2. Limited Consents.

A. Effective as of the Amendment Number Two Effective Date and without regard to whether such consent is required under any Loan Document, the Lenders party hereto agree that the Obligors may enter into an amendment to and consent under the Term Loan Agreement that is comparable to this Amendment.

B. The limited consent set forth above shall be effective for the purposes set forth above and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Agent or Lenders may now have or may have in the future under or in connection with any Loan Document.

Section 3. Conditions Precedent. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof, and this Amendment shall be effective as of the date upon which such conditions precedent shall be fully and completely satisfied (such date being the “Amendment Number Two Effective Date”):

A. Amendment Fee. Receipt by Agent of an Amendment fee for the benefit of the Lenders, which shall be fully earned and due and payable to Agent in the amount of $75,000.

B. Amendment. A fully executed copy of this Amendment signed by Borrowers and the Required Lenders, and acknowledged by the Guarantors, shall be delivered to Agent.

C. Term Loan Amendment. A fully executed copy of Amendment No.4 to the Term Loan Agreement.

Section 4. Miscellaneous.

A. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or the Lenders or any closing shall affect the representations and warranties or the right of Agent or the Lenders to rely thereon.

B. Reference to Agreement. The Agreement and each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference therein to the Agreement shall mean a reference to the Agreement as amended hereby.

C. Agreement Remains in Effect. The Agreement and the other Loan Documents, as amended hereby, remain in full force and effect and each Borrower ratifies and confirms its agreements and covenants contained therein. Each Borrower hereby confirms that, after giving effect to this Amendment, no Event of Default or Default exists as of the effective date of this Amendment.

D. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

E. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

F. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, the Lenders, and Borrowers and their respective successors and assigns; provided, however, that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders.

G. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

H. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

I. NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT AMONG AGENT, THE LENDERS, AND BORROWERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG AGENT, THE LENDERS, AND BORROWERS.

*****

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

“BORROWER”

SPANSION LLC, a Delaware limited liability company

By:	/s/ Randy W. Furr
Name:	Randy W. Furr
Title:	Executive Vice President and Chief Financial Officer

“PARENT”

SPANSION INC., a Delaware corporation

By:	/s/ Randy W. Furr
Name:	Randy W. Furr
Title:	Executive Vice President and Chief Financial Officer

Amendment Number Two to Loan and Security Agreement

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and a Lender

By:	/s/ Steven W. Sharp
Name: Steven W. Sharp
Title: Vice President

Amendment Number Two to Loan and Security Agreement

WELLS FARGO CAPITAL FINANCE, LLC, as a Lender

By:	/s/ Krista Wade
Name: Krista Wade
Title: Vice President

Amendment Number Two to Loan and Security Agreement

ACKNOWLEDGMENT AND REAFFIRMATION OF GUARANTY

Each of the undersigned parties (each, a “Guarantor”), (i) consents to and approves the execution and delivery of this Amendment by the parties hereto, (ii) agrees that this Amendment does not and shall not limit or diminish in any manner the obligations of such Guarantor pursuant to the guaranty agreement delivered in connection with the Agreement (the “Guaranty”) by the undersigned and that such obligations would not be limited or diminished in any manner even if such Guarantor had not reaffirmed this Amendment, (iii) agrees that this Amendment shall not be construed as requiring the consent of such Guarantor in any other circumstance, (iv) reaffirms each of its obligations under the Guaranty, and (v) agrees that the Guaranty remains in full force and effect and is hereby ratified and confirmed.

Acknowledgment and Reaffirmation of Guaranty

“GUARANTORS”

SPANSION INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Randy W. Furr
Name:	Randy W. Furr
Title:	Chief Financial Officer and Treasurer

Acknowledgment and Reaffirmation of Guaranty

SPANSION INC.,
a Delaware corporation

By:	/s/ Randy W. Furr
Name:	Randy W. Furr
Title:	Executive Vice President and Chief Financial Officer

Acknowledgment and Reaffirmation of Guaranty

CERIUM LABORATORIES, LLC,
a Delaware limited liability company

By:	/s/ Randy W. Furr
Name:	Randy W. Furr
Title:	Chief Financial Officer

Acknowledgment and Reaffirmation of Guaranty

SPANSION TECHNOLOGY LLC,
a Delaware corporation

By:	/s/ Randy W. Furr
Name:	Randy W. Furr
Title:	Chief Financial Officer

Acknowledgment and Reaffirmation of Guaranty